UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2007

Fauquier Bankshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	000-25805	541288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	540 347-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2007, the Board of Directors (the "Board") of Fauquier Bankshares, Inc. (the "Company"), upon the recommendation of its Board Governance and Nominating Committee, appointed P. Kurt Rodgers and Sterling T. Strange, III to the Board. Messrs. Rodgers and Strange were appointed as Class II Directors to serve until the Company’s 2007 Annual Meeting of Shareholders (the "Annual Meeting"). These appointments fill vacancies that will be created by the expiration of other directors' terms.

At this time, Messrs. Rodgers and Strange have not been appointed to serve on any committees of the Board.

There are no arrangements or understandings between either Mr. Rodgers or Mr. Strange and any other persons pursuant to which either Mr. Rodgers or Mr. Strange was selected as a director. There have been no transactions since January 1, 2006, and there is no currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which either Mr. Rodgers or Mr. Strange had or will have a direct or indirect material interest.

Each of Messrs. Rodgers and Strange will receive compensation for his Board service consistent with the compensation paid to non-employee members of the Board, as described in the Company’s 2006 proxy statement filed with the Securities and Exchange Commission on April 12, 2006.

The Company issued a press release on March 5, 2007 announcing the appointment of Messrs. Rodgers and Strange to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

March 6, 2007	By:	/s/ Randy K. Ferrell

Name: Randy K. Ferrell
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Fauquier Bankshares, Inc. dated March 5, 2007